Exhibit 10.25

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

LOAN CONTRACT

THIS LOAN CONTRACT (the “Contract”) is entered into by and between the following parties on this 1st day of April, 2021 in Shanghai, the People’s Republic of China (hereinafter referred to as the “PRC”, and, for the purpose of this Contract, excluding Hong Kong SAR, Macau SAR and Taiwan):

Lender: Shanghai Santeng Technology Co., Ltd. (the “WFOE”)

Legal representative: LU Qiaoling

Registered address: Room JT19736, Building No.4, Zone B, No.925 Yecheng Road, Jiading Industrial Zone, Shanghai

Borrower-1: LU Qiaoling

Identification No.: 370206198001304022

Borrower-2: GUO Yiheng

Identification No.: 320502198307020534

Borrower-3: WANG Hua

Identification No.: 320503196005062525

Borrower-4: LI Jianxiu

Identification No.: 370221195306140022

In this Contract, Borrower-1, Borrower-2, Borrower-3 and Borrower-4 are hereinafter collectively referred to as the “Borrowers” and each a “Borrower”, and the Lender and the Borrowers are hereinafter collectively referred to as the “Parties” and individually a “Party”.

WHEREAS:

1.	Zhenyi Information Technology (Shanghai) Co., Ltd. (the “Borrowers’ Company”) is a limited liability company duly established and validly existing under the PRC laws with a registered capital of RMB 20,000,000. The Borrower-1 holds 81.5% equity interest in the Borrowers’ Company, the Borrower-2 holds 6.5% equity interest in the Borrowers’ Company, Borrower-3and Borrower-4 respectively hold 6% equity interest therein. All the equity interests owned by the Borrowers in the Borrowers’ Company at present and in the future are collectively referred to as the “Borrowers’ Equities”; and

2.	The Lender acknowledges that it agrees to provide the Borrowers with a loan of RMB 200,000 hereunder for the purpose specified in this Contract.

NOW, THEREFORE, upon friendly consultation, the Parties hereby agree as follows:

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Article 1 Loan

1.1	In accordance with the terms of this Contract, the Lender and the Borrowers hereby acknowledge that the Lender is entitled to a creditor’s right of RMB 200,000 against the Borrower (the “Loan”), and please refer to Exhibit 1 for information regarding the loan owed by each Borrower. The term of the loan commences from the effective date of this Contract and ends on the day when the Lender exercises its exclusive option in accordance with the Exclusive Option Agreement under Article 1.1.4 of this Contract. In the case of any of the following circumstances, the Loan shall immediately become due, and the Borrowers must repay the same immediately:

1.1.1	a 30-day period from the Lender’s delivery of the written notice requesting for repayment expires;

1.1.2	the Borrower is subject to termination, deregistration, liquidation and other circumstances involving termination of business;

1.1.3	the Borrower commits a crime or is involved in any criminal activity; or

1.1.4	pursuant to the applicable laws of the PRC, foreign investors are permitted to invest in the principle business that is currently conducted by the Borrowers’ Company in the PRC with a controlling stake or in the form of wholly foreign-owned enterprises, the relevant competent authorities of China has begun to examine and approve such investments, and the Lender decides to exercise the exclusive option granted to it under the Exclusive Purchase Option Agreement dated April 1, 2021 among the Lender, the Borrower and the Borrower Company (the “Exclusive Option Agreement”).

1.2	Without the Lender’s prior approval, the Borrowers shall not transfer this Contract to any other person.

1.3	The Borrowers agree to accept the foresaid Loan rendered by the Lender and hereby agree and warrant that the Loan will be used for the purpose consented by the Lender.

1.4	The Lender and the Borrowers hereby unanimously agree and acknowledge that the Borrowers may repay the Loan in the following manner: after the Lender’s exercise of the Option under Exclusive Option Agreement, the Borrowers shall transfer all of the Borrowers’ Equities to the Lender or its designated person (legal or natural person), and, to the extent permitted by applicable laws, use all the proceeds of such transfer to repay the Loan to the Lender in accordance with this Contract and in the manner designated by the Lender.

1.5	The Lender and the Borrowers hereby unanimously agree and acknowledge that, subject to applicable laws, the Lender shall have the right but not the obligation to purchase or designate any other person (legal or natural person) to purchase all or part of the Borrowers’ Equities at the Purchase Price set forth in the Exclusive Option Agreement at any time.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

1.6	Where the Borrowers transfer any Borrowers’ Equities owned by them to the Lender or its designated person, if the transfer price of such equities is equal to or lower than the principal sum of the Loan hereunder, the Loan under this Contract shall be deemed as an interest-free loan; provided that, if the transfer price of such equities exceeds the principal sum of the Loan hereunder, the excess portion shall be deemed as the interest of the Loan hereunder and shall be repaid to the Lender by the Borrowers. The Borrowers shall be deemed to have fully performed their repayment obligations hereunder when the person so designated by the Lender has acquired all the Borrowers’ Equities (subject to completion of the registration with competent administration for industry and commerce), and/or the Borrowers have repaid the principal and interests (if applicable) of the Loan to the Lender in full in accordance with this Contract and the Exclusive Option Agreement.

Article 2 Representations and Warranties

2.1	The Lender hereby makes the following representations and warranties to the Borrowers as of the execution date hereof:

2.1.1	The Lender is a company duly established and validly existing under the PRC laws;

2.1.2	It has the power to execute and perform this Contract. The Lender’s execution and performance of this Contract comply with its business scope, articles of association or other organizational documents, and it has obtained all necessary and appropriate approvals and authorities to execute and perform this Contract; and

2.1.3	Upon execution, this Contract shall constitute the Lender’s legal, valid, and binding obligations and shall be enforceable against the Lender in accordance with its terms.

2.2	Each of the Borrowers makes the following representations and warranties to the Borrowers as of the execution date hereof:

2.2.1	He/she is a natural person who have full civil rights and capacity to execute and perform this Contract;

2.2.2	He/she has the power to execute and perform this Contract, his/her execution and performance of this Contract comply with the articles of association or other organizational documents of the Borrowers’ Company, and he/she has obtained all necessary and appropriate approvals and authorities to execute and perform this Contract;

2.2.3	Upon execution, this Contract shall constitute his/her legal, valid, and binding obligations and shall be enforceable against him/her in accordance with its terms; and

2.2.4	There is no pending or threatened dispute, litigation, arbitration, administrative penalty or any other legal proceeding in connection with the Borrower, which may affect the performance of this Contract.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Article 3 Undertakings of the Borrowers

3.1	The Borrowers, in their capacity of shareholders of the Borrowers’ Company, hereby irrevocably undertake that, within the valid term of this Contract, they will cause the Borrowers’ Company:

3.1.1	to strictly comply with all the terms of the Exclusive Option Agreement to which the Borrowers’ Company is a party, and to refrain from any action/omission that is sufficient to affect the validity and enforceability of the Exclusive Option Agreement;

3.1.2	at the request of the Lender or its designated party, to execute contract/agreement in respect of business cooperation with the Lender or its designated party at any time;

3.1.3	to deliver to the Lender all the information in connection with its operation and financial condition upon the request of the Lender;

3.1.4	to immediately notify the Lender of any pending or threatened litigation, arbitration or administrative penalty in connection with its assets, business and revenues; and

3.1.5	to appoint any person designated by the Lender to act as the director of the Borrowers’ Company upon the Lender’s request.

3.2	The Borrowers undertake that, within the valid term of this Contract, they shall:

3.2.1	make their best efforts to cause the Borrowers’ Company to conduct its principal business, the specific scope of which shall be subject to the business license;

3.2.2	strictly comply with the provisions of this Contract, the Equity Pledge Agreement (as set forth in Exhibit 2 hereto) (the “Equity Pledge Agreement”) and the Exclusive Option Agreement to which they are a party, and refrain from any action/omission which is sufficient to affect the validity and enforceability of this Contract, the Equity Pledge Agreement and the Exclusive Option Agreement;

3.2.3	Except as provided by the Equity Pledge Agreement, or with the prior written consent of the Lender, not sell, transfer, mortgage or otherwise dispose any legal or beneficial interests in the Borrowers’ Equities, nor allow any other security interests to be created thereon;

3.2.4	cause the shareholders’ meeting and/or the board of directors of the Borrowers’ Company not to approve any sale, transfer, mortgage or other disposition of the legal or beneficial interest in the Borrowers’ Equities or the creation of any other security interest thereon, without the Lender’s prior written consent, except for sale, transfer, mortgage or other disposition made to the Lender or its designated person;

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

3.2.5	cause the shareholders’ meeting and/or the board of directors of the Borrowers’ Company not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of the Lender;

3.2.6	immediately notify the Lender of any pending or threatened litigation, arbitration or administrative penalty in connection with the Borrowers’ Equities;

3.2.7	execute all necessary or appropriate documents, take all necessary or appropriate actions, make all necessary or appropriate claims, and raise necessary and appropriate defenses against all claims, in order to maintain their ownership of the Borrowers’ Equities;

3.2.8	without the Lender’s prior written consent, refrain from any action and/or omission that may have material effect on the assets, business and liabilities of the Borrowers’ Company;

3.2.9	at the request of the Lender, appoint any persons designated by the Lender as the directors of the Borrowers’ Company;

3.2.10	to the extent permitted by the PRC laws, and at the request of the Lender from time to time, unconditionally transfer the Borrowers’ Equities to the Lender or its designated representative at any time, and cause other shareholders of the Borrowers’ Company to waive their right of first refusal in respect of the equity transfer referred in this sub-article;

3.2.11	to the extent permitted by the PRC laws, and upon the Lender’s request at any time, cause other shareholders’ of the Borrowers’ Company to unconditionally and promptly transfer their equity interests in the Borrowers’ Company to the Lender or its designated representative, and the Borrowers hereby waive their rights of first refusal to the equity transfer referred in this sub-article;

3.2.12	where the Lender purchases the Borrowers’ Equities from the Borrowers in accordance with the provisions of the Exclusive Option Agreement, use all such purchase price obtained by the Borrowers to repay the Loan to the Lender; and

3.2.13	without the prior written consent of the Lender, not in any manner supplement, change or amend the articles of association of the Borrowers’ Company, increase or decrease its registered capital, or otherwise change its capital structure.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Article 4 Liability for Breach of Contract

4.1	If the Borrowers commit a material breach of any terms hereunder, the Lender shall have the right to immediately terminate this Contract by written notice to the Borrowers, and the Borrowers shall indemnify the Lender against all losses arising from such breach or the early termination of this Contract. The remedy set forth in this Article 4.1 shall be non-exclusive, and shall not impair or prejudice any other remedies to which the Lender may be entitled under this Contract or applicable laws.

4.2	Unless otherwise specified by laws, the Borrowers shall in no event have the right to terminate or rescind this Contract.

4.3	If the Borrower fails to pay any sum pursuant to the schedule specified hereunder, a default interest shall be calculated thereon at a daily rate of 0.1% until the Borrowers’ full repayment of such sum (including the default interest).

Article 5 Notices

5.1	All notices and other communications required or given under this Contract shall be delivered or sent to the receiving Party by way of personal delivery, registered mail (postage prepaid), commercial courier service or facsimile transmission. Each notice shall also be served by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1	Notices given by personal delivery (including express mail service) shall be deemed effectively given on the day when an acknowledgement of receipt thereof is signed;

5.1.2	Notices given by registered mail (postage prepaid) shall be deemed effectively given on the 15th day after the date of the return receipt thereof;

5.1.3	Notices given by way of facsimile transmission shall be deemed effectively given on the date of transmission as shown on the facsimile, provided that, if such facsimile is given after 5 p.m. or on a non-business day at the place of receipt, it shall be deemed given on the business day immediately following the transmission date shown on such facsimile.

Article 6 Confidentiality Obligation

6.1	The Parties acknowledge and confirm that this Contract, its contents and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Contract shall be confidential information. The Parties shall maintain the confidentiality of all such confidential information, and shall not disclose any confidential information to any third party without the written consent of the other Party or Parties, except for the information which: (a) is already known to the public (without unauthorized disclosure by the receiving Party); (b) is required to be disclosed under the applicable laws or regulations, stock trading rules or orders of governmental authorities or courts; or (c) is required to be disclosed by a Party to its shareholders, directors, employees, legal or financial advisors for the transactions contemplated hereunder, provided that such shareholders, directors, employees, and legal or financial advisors shall be subject to the confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential information by a shareholder, director, employee or engaged agency of a Party shall be deemed as a disclosure of such confidential information by such Party, who shall be liable for breach of contract in accordance with this Contract.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Article 7 Governing Law and Dispute Resolution

7.1	The conclusion, effectiveness, interpretation, performance, amendment and termination of this Contract and the resolution of disputes hereunder shall be governed by the laws of the PRC.

7.2	In the event of any dispute arising from or in connection with this Contract, either Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators who shall be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. In appropriate circumstances, the arbitration tribunal or arbitrators may award remedial measures in respect of equities or assets of the Parties in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of the Parties. In addition, in the course of forming the tribunal, Party A shall have the right to file an application to any court with competent jurisdiction (including courts in the PRC, Hong Kong and Cayman Islands) for grant of temporary reliefs.

7.3	In the event of any dispute arising out of the interpretation and performance of this Contract, or in the arbitration proceeding of any dispute, the Parties shall continue to exercise their respective rights hereunder and perform their respective obligations hereunder, except for matters under dispute.

Article 8 Taxes; Expenses

8.1	Each Party shall be liable for any and all taxes, costs and expenses incurred by or imposed on such Party in accordance with the PRC laws due to the preparation and execution of this Contract and each Transfer Contract as well as the consummation of the transactions contemplated hereunder and thereunder.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Article 9 Miscellaneous

9.1	This Contract shall come into effect on the day when it is duly signed by the Parties, and shall expire on the date on which the Parties have fulfilled their respective obligations hereunder.

9.2	This Contract is made in Chinese in four counterparts, with the Lender and each Borrower respectively holding one counterpart hereof, and each counterpart hereof shall have the same legal effect.

9.3	The Parties may amend and supplement this Contract by written agreement. Any amendment or supplementary agreement among the Parties in respect of this Contract shall be an integral part hereof, and have the same legal effect as this Contract.

9.4	In the event that one or more provisions of this Contract are held to be invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or impaired thereby in any aspect. The Parties shall, through negotiations in good faith, strive to replace such invalid, illegal or unenforceable provisions with the provisions which are valid to the greatest extent permitted by laws and desired by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5	The Exhibits attached to this Contract shall be integral parts hereof and have the same legal effect as this Contract.

9.6	Any obligations accruing or becoming due hereunder prior to the expiration or early termination of this Contract shall survive the expiration or early termination of this Contract. The provisions of Articles 4, 6 and 7 and this Article 9.6 shall survive the termination of this Contract.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Lender:

Shanghai Santeng Technology Co., Ltd. (official seal)

By:	LU Qiaoling
Its Legal or Authorized Representative

Signed on this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Borrower-1:

LU Qiaoling

Signature:	LU Qiaoling

Signed on this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Borrower-2:

GUO Yiheng

Signature:	GUO Yiheng

Signed on this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Borrower-3:

WANG Hua

Signature:	WANG Hua

Signed on this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

(Signature Page of the Loan Contract)

Borrower-4:

LI Jianxiu

Signature:	LI Jianxiu

Signed on this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Exhibit 1 Borrowers’ Information

Name	PRC ID No.	Contribution to Borrowers’ Company (RMB)	Shareholding Ratio in Borrowers’ Company	Loan Amount (RMB)
LU Qiaoling	370206198001304022	16.3 million	81.5%	163,000
GUO Yiheng	320502198307020534	1.3 million	6.5%	13,000
WANG Hua	320503196005062525	1.2 million	6%	12,000
LI Jianxiu	370221195306140022	1.2 million	6%	12,000

Zhenyi Information Technology (Shanghai) Co., Ltd.	Loan Contract

Exhibit 2 Equity Pledge Agreement